Exhibit 13

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Commtouch Software Ltd. (the "Company") on Form 20-F for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Gideon Mantel and Devyani Patel, Chief Executive Officer and V.P. Finance of the Company, respectively, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Gideon Mantel Gideon Mantel Chief Executive Officer June 16, 2005	/s/Devyani Patel Devyani Patel V.P. Finance June 16 , 2005

This certificate is provided solely pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not deemed a part of the report or filed for any reason whatsoever. A signed original of this written statement required by Section 906 has been provided to Commtouch Software Ltd. and will be retained by Commtouch Software Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.